UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

TAKUNG ART CO., LTD

(Exact name of Registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room 709 Tower 2 , Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2021, Ms. Li Lv tendered her resignation as a member of the board of directors (the “Board”) of Takung Art Co., Ltd. (the “Company”), effective immediately. Ms. Lv’s decision to resign was not the result of any disagreements with the Company on any matter related to the operations, policies, or practices of the Company.

On the same date, the Company appointed Mr. Ronggang (Jonathan) Zhang as a member of the Board, to fill in the vacancy resulting from the resignation of Ms. Li Lv. Mr. Zhang will serve as the chairperson of the governance and nominating committee of the board of directors, and as a member of the audit and compensation committees of the board of directors. Mr. Zhang shall be eligible for reelection (along with the Company’s other directors) at the Company’s upcoming annual meeting of stockholders which is excepted to be held on December 28, 2021, 8:00 PM, Eastern Time (December 29, 2021, 9:00 AM, Hong Kong Time).

In connection with his appointment as a director, the Company and Mr. Zhang signed an offer letter on December 3, 2021. Pursuant to the offer letter, Mr. Zhang will receive an annual director fee $46,000 in cash, payable quarterly in advance and be reimbursed for reasonable expenses incurred in the performance of his duties. In addition, Mr. Zhang will receive 5,000 restricted shares of common stock, par value $0.001 or the equivalent of $25,000 worth of the Company’s common stock, whichever is greater, per year, which shall vest in accordance with the terms and conditions set forth in the Company’s omnibus incentive plan and applicable award.

The foregoing description of the principal terms of the offer letter with Mr. Zhang is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the offer letter with Mr. Zhang attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

There is no family relationship between Mr. Zhang and any of our other officers and directors.

In addition, on December 3, 2021, Ms. Wing Yan Leung tendered her resignation as the Chief Financial Officer of the Company. Ms. Leung’s decision to resign was not the result of any disagreements with the Company on any matter related to the operations, policies, or practices of the Company.

The Company has hired Ms. Zhirong Li as the new Chief Financial Officer, effective immediately, to fill in the vacancy resulting from Ms. Leung’s resignation. In connection with appointment, the Company and Ms. Li entered into an employment agreement, dated December 3, 2021 (the “Employment Agreement”), pursuant to which Ms. Li will receive an annual base salary of $960,000 for her services as Chief Financial Officer. Her term of employment, which begins December 3, 2021, is for one year, with the first three months being her probationary period. Her employment may be terminated at any time during this probationary period and thereafter upon one month’s written notice. Ms. Li may terminate her employment at any time for any reason or no reason upon three month’s advance written notice

There is no family relationship between Ms. Zhirong Li and any of our other officers and directors. Except for the employment agreement described above, Ms. Zhirong Li has not had any transaction with the Company since the beginning of our last fiscal year.

The foregoing description of the principal terms of the Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement attached hereto as Exhibit 10.2, which is incorporated herein by this reference.

Biographical Information of the New Director and Officer.

Mr. Ronggang (Jonathan) Zhang

Mr. Zhang, age 58, has extensive experience in investment and finance in the industries of international engineering, renewable energy, eco-agriculture, infrastructure. He is also an outstanding consultant in the fields of international laws, blockchain, metaverse, digital economy and crypto currency. Mr. Zhang currently is also acting as a director of SOS Ltd., a listed company on The Nasdaq Capital Market, which engages in the business of providing a wide range of data mining and analysis services to corporate and individuals. He is the Chief Executive Officer of 5CGroup International Asset Management Co., Ltd. and Strategic Development Consultant of SG & CO PRC Lawyers, positions he has held since 2015. Mr. Zhang has served since 2015 as master’s supervisor of Zhejiang Sci-Tech University and visiting professor of Zhejiang NDRC Training Center. Mr. Zhang previously served as the Department Chief of Commercial Bureau of HEDA between 2003 and 2015 and as Chief of Investment Bureau of Ningbo Free Trade Zone between 2000 and 2003. Mr. Zhang received his bachelor’s degree at Hubei University in 1987, and Visiting Scholar to University of Newcastle upon Tyne, UK in 1996.

Ms. Zhirong Li

Ms. Li, age 49, has more than 20 years of experience in the fields of accounting, corporate finance, and tax planning. Prior to joining us, Ms. Li had been working as the financial vice president at St. Johnson Group (International) Co., Ltd., which is a company mainly engaged in providing professional services such as architectural design consulting, catering, investment consulting and real estate since July 2006. Ms. Li was in charge of the financial reporting, financial forecasting and tax planning of the company. Ms. Li received her bachelor’s degree and her master’s degree from Shanghai University of Finance and Economics in 1997 and in 2008, respectively. We believe that with Ms. Li’s extensive experience in the finance, accounting and auditing fields, she is a suitable candidate for the position of the Chief Financial Officer.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter to Mr. Ronggang (Jonathan) Zhang, dated December 3, 2021
10.2	Employment Agreement of Ms. Zhirong Li, dated December 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2021

Takung Art Co., Ltd

/s/ Kwok Leung Paul Li
Name: Kwok Leung Paul Li
Title: Chief Executive Officer